UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 14, 2018
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry Into a Material Definitive Agreement.
On May 14, 2018, Resonant Inc. entered into a Standard Commercial Lease, dated as of May 14, 2018 (the “Lease”), with University Business Center Associates (“UBCA”) for approximately 27,037 square feet of office space in Goleta, California to serve as its corporate headquarters. The initial base rent under the Lease is approximately $19,500 per month, and is subject to escalation over the term of the Lease. We also are responsible for our pro rata share of certain operating expenses and taxes associated with the office building in which the premises are located. The term of the Lease will commence on (i) September 1, 2018 with respect to approximately 16,682 square feet of the leased premises and (ii) January 1, 2019 with respect to approximately 10,355 square feet of the leased premises, and in all events will expire on August 31, 2024. We have an option to renew the Lease for an additional five-year term.
The foregoing summary of the Lease does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Lease Agreement dated May 14, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2018	Resonant Inc.

By:	/s/ Jeff Killian
Jeff Killian
Chief Financial Officer

3